Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-281103, 333-276899, 333-273579, 333-269629, 333-262593, 333-252223, 333-249837, 333-235997, 333-229321, 333-222646, 333-215617, 333-209312, 333-205582 and 333-194657) pertaining to the Amended and Restated 2023 Omnibus Equity Incentive Plan of Varonis Systems, Inc., the 2015 Employee Stock Purchase Plan of Varonis Systems, Inc., the 2013 Omnibus Equity Incentive Plan of Varonis Systems, Inc., the Polyrize Security Ltd. 2019 Share Incentive Plan, as amended, and 2005 Stock Plan of our reports dated February 6, 2025, with respect to the consolidated financial statements of Varonis Systems, Inc. and the effectiveness of internal control over financial reporting of Varonis Systems, Inc. included in this Annual Report on Form 10-K of Varonis Systems Inc. for the year ended December 31, 2024.

/s/ KOST FORER GABBAY & KASIERER

A Member of EY Global

Tel-Aviv, Israel
February 6, 2025